Exhibit 99.2

DIRTT Responds to Activist Requisition and Sets Meeting Date

CALGARY, Alberta, December 7, 2021 (GLOBE NEWSWIRE) — DIRTT Environmental Solutions Ltd. (“DIRTT”, the “Company”, “we” or “us”) (Nasdaq: DRTT, TSX: DRT), an interior construction company that uses proprietary software to design, manufacture and install fully customizable environments, announced today that its board of directors (the “Board”), in response to a requisition made by activist investor 22NW Fund, LP (the “Activist”), has called an annual and special meeting of shareholders (the “Meeting”) to be held on April 26, 2022 (the “Meeting Date”). The Meeting will deal both with normal course matters and matters related to the requisition.

Following receipt of the Activist’s requisition, a special committee of the Board comprised exclusively of independent directors (the “Special Committee”) reviewed and considered the requisition with its professional advisors. After careful deliberation, and with the interests of all shareholders of the Company in mind, the Board determined the Meeting Date based on the following facts:

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Although the Company has historically held its annual meeting in May, the Company moved up its annual meeting to the Meeting Date in order to hold both meetings at the same time and as promptly as practicable.

•	Holding both meetings at the same time will spare shareholders of the Company the additional distraction and costs that would be associated with holding two separate meetings in quick succession.

•	There is no new business or strategy being proposed by the Activist.

•	The Activist has not put forward any reason as to why the Meeting should be held earlier.

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The Special Committee is concerned that shareholders have not been provided with full and fair disclosure concerning relationships amongst the Activist and certain other shareholders, their coordinated trading activities, their joint plans, and the extent of their influence and control. The Special Committee is diligently considering all options in order to ensure that the Activist provides all required disclosure and complies with applicable securities laws, which has been made more difficult by the Activist’s refusal to cooperate with the Special Committee.

Shareholders entitled to vote at the Meeting will receive detailed information about the requisitioned matters as well as annual general matters in the form of a management information circular in advance of the Meeting. Shareholders are not required to take any action at this time in respect of the Meeting.

Advisors

DIRTT has retained McMillan LLP as its Canadian legal advisor and Kingsdale Advisors as its strategic shareholder advisor and proxy solicitation agent.

Special Note Regarding Forward-Looking Statements

This news release contains forward-looking information within the meaning of applicable securities legislation, which reflects the Company’s current expectations regarding future events. In some cases, forward-looking information can be identified by such terms as “plans”, “anticipated”, “believe”, and “will”. Forward-looking information is based on a number of assumptions and is subject to a number of risks and uncertainties, many of which are beyond the Company’s control that could cause actual results and events to differ materially from those that are disclosed in or implied by such forward-looking information. The Company’s estimates, beliefs and assumptions, may prove to be incorrect. The risks and uncertainties that may affect forward-looking information include, but are not limited to, market conditions, the effect of the COVID-19 pandemic on the Company’s operations, business and financial results, and other factors discussed under “Risks Factors” in the Company’s management’s discussion and analysis in the Company’s Annual Report on Form 10-K dated February 24, 2021, which is available on SEDAR (www.sedar.com) and on the SEC’s website (www.sec.gov). The Company does not undertake any obligation to update such forward-looking information, whether as a result of new information, future events or otherwise, except as expressly required by applicable law. This forward-looking information speaks only as of the date of this news release.

Important Additional Information Regarding Proxy Solicitation

DIRTT intends to file a proxy statement with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Meeting (the “Proxy Statement”). DIRTT, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the Meeting. Information regarding the names of DIRTT’s directors and executive officers and their respective interests in DIRTT by security holdings or otherwise is set forth in DIRTT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 24, 2021, and DIRTT’s proxy statement for the 2021 annual meeting of shareholders, filed with the SEC on March 26, 2021. To the extent holdings of such participants in DIRTT’s securities are not reported, or have changed since the amounts described, in the 2021 proxy statement, such changes have been reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of DIRTT’s Board for election at the Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive Proxy Statement and other relevant documents filed by DIRTT free of charge from the SEC’s website, www.sec.gov. DIRTT’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to DIRTT Environmental Solutions Ltd., 7303 30th Street S.E., Calgary, Alberta, Canada T2C 1N6 or at ir@dirtt.com or from the investor relations section of DIRTT’s website, www.dirtt.com/investors.

About DIRTT

DIRTT is a building process powered by technology. The Company uses its proprietary ICE® software to design, manufacture and install fully customized interior environments. The technology drives DIRTT’s advanced manufacturing and provides certainty on cost, schedule, and the final result. Complete interior spaces are constructed faster, cleaner, and more sustainably. DIRTT has manufacturing facilities in Phoenix, AZ, Savannah, GA, Rock Hill, SC, and Calgary, AB. The Company works with distribution partners throughout North America. DIRTT trades on Nasdaq under the symbol “DRTT” and on the Toronto Stock Exchange under the symbol “DRT”.

FOR FURTHER INFORMATION PLEASE CONTACT

Media:

Hyunjoo Kim

Director, Communications, Marketing & Digital Strategy

Kingsdale Advisors

Direct: 416-867-2357

Cell: 416-899-6463

Email: hkim@kingsdaleadvisors.com

Investors:

Kim MacEachern

Investor Relations, DIRTT

403-618-4539

kmaceachern@dirtt.com